EXHIBIT 99.4

                       INTERNATIONAL SPEEDWAY CORPORATION

                                OFFER TO EXCHANGE
                     REGISTERED 7.875% SENIOR NOTES DUE 2004
                           FOR ANY AND ALL OUTSTANDING
                          7.875% SENIOR NOTES DUE 2004

--------------------------------------------------------------------------------
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, __________, 2000, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF OUTSTANDING NOTES MUST TENDER THEIR OUTSTANDING NOTES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE REGISTERED NOTES. TENDERS OF OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE.
--------------------------------------------------------------------------------


                               _____________, 2000

To Our Clients:

         Enclosed for your consideration is a Prospectus (the "Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") which together describe the offer (the "Exchange Offer") by International Speedway Corporation, a Florida corporation (the "Company"), to exchange its Registered 7.875% Senior Notes due 2004 (the "Registered Notes") for any and all of its outstanding 7.875% Senior Notes due 2004 (the "Outstanding Notes").

         WE ARE THE HOLDER OF RECORD OF THE OUTSTANDING NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH OUTSTANDING NOTES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER OUTSTANDING NOTES HELD BY US FOR YOUR ACCOUNT.

         We request instructions as to whether you wish to have us tender Outstanding Notes on your behalf in respect of any or all of the Outstanding Notes held by us for your account, upon the terms and subject to the conditions of the Exchange Offer.

         Your attention is directed to the following:

         1. The Company will issue $1,000 principal amount at maturity of Registered Notes for each $1,000 principal amount at maturity of Outstanding Notes accepted in the Exchange Offer. You may instruct us to tender some or all of your Outstanding Notes in the Exchange Offer. However, Outstanding Notes may be tendered only in minimum denominations of $100,000 principal amount and integral multiples of $1,000 in excess thereof.

         2. The Exchange Offer will expire at 5:00 p.m., New York City time, _______, 2000, unless the Exchange Offer is extended. Tendered Outstanding Notes may be withdrawn at any time on or prior to the Expiration Date.

         3. If you wish to tender any or all of your Outstanding Notes, we must receive your instructions in ample time to permit us to effect a valid tender on your behalf of Outstanding Notes on or prior to the Expiration Date.

         If you wish to have us tender any or all of your Outstanding Notes held by us for your account upon the terms set forth in the Prospectus and Letter of Transmittal, please so instruct us by completing, executing and returning to us the Instruction Form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Outstanding Notes, all such Outstanding Notes will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION DATE.

         The Exchange Offer is not being made to (nor will tenders of Outstanding Notes be accepted from or on behalf of) Holders of Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction. However, the Company, in its sole discretion, may take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction, and may extend the Exchange Offer to Holders of Outstanding Notes in such jurisdiction.

                      INSTRUCTION FORM WITH RESPECT TO THE
                                OFFER TO EXCHANGE
                     REGISTERED 7.875% SENIOR NOTES DUE 2004
                           FOR ANY AND ALL OUTSTANDING
                          7.875% SENIOR NOTES DUE 2004
                                       OF
                       INTERNATIONAL SPEEDWAY CORPORATION

         The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus (the "Prospectus") and Letter of Transmittal (the "Letter of Transmittal") which together describe the offer (the "Exchange Offer") by International Speedway Corporation, a Florida corporation (the "Company"), to exchange its Registered 7.875% Senior Notes due 2004 (the "Registered Notes") for any and all of its outstanding 7.875% Senior Notes due 2004 (the "Outstanding Notes").

         This will instruct you to tender to the Company the aggregate principal amount of Outstanding Notes indicated below held by you for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the aggregate principal amount of Outstanding Notes held by you for the account of the undersigned) upon the terms and subject to the conditions of the Exchange Offer.

         THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

Aggregate Principal Amount of Outstanding Notes to be Tendered:_________________

                          SIGN HERE*
                          ______________________________________________________

                          Please type or print name(s)

                          ______________________________________________________

                          Date: ________________________________________________

                          Area Code and Telephone Number:

                          Taxpayer Identification or Social Security Number:

                          ______________________________________________________

* Unless otherwise indicated, it will be assumed that we should tender all of the aggregate principal amount of Outstanding Notes held by us for your account.

                                                                    EXHIBIT 99.4

                       INTERNATIONAL SPEEDWAY CORPORATION
                                OFFER TO EXCHANGE
                     REGISTERED 7.875% SENIOR NOTES DUE 2004
                           FOR ANY AND ALL OUTSTANDING
                          7.875% SENIOR NOTES DUE 2004

--------------------------------------------------------------------------------
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, __________, 2000, UNLESS EXTENDED (SUCH DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS OF OUTSTANDING NOTES MUST TENDER THEIR OUTSTANDING NOTES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE REGISTERED NOTES. TENDERS OF OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE.
--------------------------------------------------------------------------------

                               _____________, 2000

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

         Enclosed for your consideration is a Prospectus (the "Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") which together describe the offer (the "Exchange Offer") by International Speedway Corporation, a Florida corporation (the "Company"), to exchange its Registered 7.875% Senior Notes due 2004 (the "Registered Notes") for any and all of its outstanding 7.875% Senior Notes due 2004 (the "Outstanding Notes").

         Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Prospectus.

         For your information and for forwarding to your clients, we are enclosing the following documents:

         1.   The Prospectus;

         2. Letter of Transmittal for your use and for the information of your clients;

         3. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Letter of Transmittal, Outstanding Notes and all other required documents cannot be delivered to the Exchange Agent by the Expiration Date;

         4. A letter which may be sent to your clients for whose accounts you hold Outstanding Notes registered in your name or in the name of your nominee, with an instruction form provided for obtaining such clients' instructions with respect to the Exchange Offer;

         6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding; and

         7. A return envelope addressed to First Union National Bank, the Exchange Agent.

         WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _________, 2000, UNLESS EXTENDED.

         The Company will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or other person in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer. The Company, upon request, will reimburse brokers, dealers, commercial banks, and trust companies for reasonable and customary mailing and handling expenses incurred by them in forwarding any of the enclosed materials to their clients. The Company will pay all transfer taxes to exchange and transfer the Outstanding Notes pursuant to the Exchange Offer, except as otherwise provided in Instruction 13 of the Letter of Transmittal.

         Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to First Union National Bank, the Exchange Agent, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                              Very truly yours,

                                              INTERNATIONAL SPEEDWAY CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE EXCHANGE AGENT, THE TRUSTEE, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.